Exhibit 10.62

EXECUTION VERSION

FRIENDFINDER NETWORKS INC.

15.0% SENIOR SECURED NOTES DUE 2010 (ISSUED 2005)

15.0% SENIOR SECURED NOTES DUE 2010 (ISSUED 2006)

THIRD AMENDMENT AND LIMITED WAIVER TO

SECURITIES PURCHASE AGREEMENTS

October 8, 2009

          This THIRD AMENDMENT AND LIMITED WAIVER (this “Amendment and Waiver”), effective as of the Effective Date (as defined below), is entered into by and among FriendFinder Networks Inc., formerly known as Penthouse Media Group Inc., a Nevada corporation (the “Issuer”), the guarantors whose names appear on the signature pages hereto (the “Guarantors”), the holders whose names appear on the signature pages hereto (the “Holders”) of the Issuer’s outstanding (a) notes originally issued as 11.0% Senior Secured Notes due 2010 (as heretofore amended and restated as 15.0% Senior Secured Notes due 2010, the “2005 Notes”), and (b) 15.0% Senior Secured Notes due 2010 (as heretofore amended and restated, the “2006 Notes”) and U.S. Bank National Association, as Administrative Agent and Collateral Agent under each of SPAs hereinafter referred to.

RECITALS

          WHEREAS, this Amendment and Waiver is being entered into with reference to (i) the Securities Purchase Agreement (11.0% Senior Secured Notes Due 2010) dated as of August 17, 2005, among the Issuer, the “Guarantors” defined therein and party thereto, the Holders as “Holders” defined therein and party thereto, and U.S. Bank National Association (the “Agent”), as “Administrative Agent” and “Collateral Agent” defined therein and party thereto (as heretofore amended, the “2005 SPA”) and the 2005 Notes issued pursuant thereto, and (ii) the Securities Purchase Agreement (15.0% Senior Secured Notes Due 2010) dated as of August 28, 2006, among the Issuer, the “Guarantors” defined therein and party thereto, the Holders as “Holders” defined therein and party thereto, and the Agent, as “Administrative Agent” and “Collateral Agent” defined therein and party thereto (as heretofore amended, the “2006 SPA” and, collectively with the 2005 SPA, the “SPAs”) and the 2006 Notes issued pursuant thereto.

          WHEREAS, the Issuer has advised the holders of the 2005 Notes and the 2006 Notes that the Issuer and/or its Subsidiaries are seeking waivers from the respective holders, which waivers are effective as of the date hereof, of (a) the Senior Secured Notes due 2011 of Interactive Network, Inc. (the “INI First Lien Notes”), (b) the Subordinated Secured Notes due 2011 of Interactive Network, Inc. (the “INI Second Lien Notes”) and (c) the 13% Subordinated Term Loan Notes due 2011 of FriendFinder Networks Inc. (the “FFN Subordinated Notes”) in the forms attached hereto as Exhibits A, B and C respectively (all such waivers, collectively, the “Other Waivers”);

          WHEREAS, the Issuer, Interactive Network, Inc. and the holders of the 6% Subordinated Convertible Notes due 2011 of Interactive Network, Inc. (the “INI Convertible Notes”) are executing the letter agreement attached hereto as Exhibit D (the “INI Convertible Notes Agreement”) and the Issuer is seeking to amend and restate the INI Convertible Notes in the form attached hereto as Exhibit E (the “INI Convertible Notes Amendment”);

          WHEREAS, the Issuer has advised the holders of the 2005 Notes and the 2006 Notes that the Issuer is seeking the consent of the requisite stockholders of the Issuer to (a) the amendment and restatement of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Issuer in substantially the form of Exhibit F-1 attached hereto (the “Series A Amendment”), and (b) the amendment and restatement of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Issuer in substantially the form of Exhibit F-2 attached hereto (the “Series B Amendment”);

          WHEREAS, concurrently with the Other Waivers and the INI Convertible Notes Agreement, the Issuer hereby solicits the consents of the Holders to waive or amend certain provisions of the SPAs on the terms and conditions set forth herein, which signatories hereto constitute all of the Holders (and consequently, the Required Holders); and

          WHEREAS, Section 12.02 of each of the SPAs permits the Holders to waive or amend the provisions of each of the SPAs described herein;

          NOW, THEREFORE, in consideration of the foregoing premises, the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. Definitions.

                    Capitalized terms used herein without other definition shall have the respective meanings herein assigned to such terms in the applicable SPA.

          Section 2. Limited Waiver of Certain Provisions of the SPAs.

                    The Holders hereby waive the provisions of the following Sections of each of the SPAs and, where specified, other agreements to which the Issuer is a party, solely to the extent specified below:

                    2.1 Section 7.01(a)(2) to the extent necessary to permit the Issuer to deliver no later than five calendar days after the Effective Date the financial information required to be delivered thereby for its Fiscal Year ended December 31, 2007 and its Fiscal Year ended December 31, 2008;

                    2.2 Section 7.01(a)(4) to the extent necessary to permit the Issuer to deliver no later than five calendar days after the Effective Date the Officer’s Certificates required to be delivered thereby for its fiscal quarters ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009;

                    2.3 Section 7.01(a)(6) with respect to matters waived by this Amendment and Waiver;

                    2.4 Sections 7.01(a)(12) and 7.02(l) to the extent necessary to permit the Issuer and Friendfinder Network, Inc. to change their names to “FriendFinder Networks Inc.” and “FriendFinder California Inc.,” respectively, as effected on July 1, 2008 and reflected in the certified amendments to their respective Articles of Incorporation attached hereto as Exhibit G;

                    2.5 Section 7.02(l) to the extent necessary to permit (1) the Articles of Incorporation of the Issuer to be amended and restated in substantially the form of Exhibit H attached hereto (and the filing thereof with the Nevada Secretary of State) and (2) a reverse stock split of the Series A Preferred Stock of the Issuer, a reverse stock split of the Series B Convertible Preferred Stock of the Issuer and a reverse stock split of the Common Stock of the Issuer, each in the range of 15:1 to 25:1, as determined by the Board of Directors of the Issuer to be in the best interests of the Issuer, in each case in connection with the consummation of a Qualified Initial Public Offering;

                    2.6 Section 7.02(l) to the extent necessary to permit (1) the amendment and restatement of the bylaws of the Issuer in substantially the form of Exhibit I attached hereto, (2) the Series A Amendment (and the filing thereof with the Nevada Secretary of State), or, if all shares of Series A Convertible Preferred Stock of the Issuer have been converted into common stock of the Issuer, the withdrawal of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Issuer and (3) the Series B Amendment (and the filing thereof with the Nevada Secretary of State), or, if all shares of Series B Convertible Preferred Stock of the Issuer have been converted into common stock of the Issuer, the withdrawal of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Issuer, in each case in connection with the consummation of a Qualified Initial Public Offering;

                    2.7 Sections 7.01(b) and 7.03 to the extent of any Default or Event of Default arising from, or in connection with, any VAT Liability of the Issuer, Interactive Network, Inc. or any Subsidiary of the Issuer or Interactive Network, Inc. through the Effective Date that relates to activities of Various, Inc. or its Subsidiaries prior to July 1, 2008;

                    2.8 Section 7.01(j) with respect to any change in the location of any Collateral in connection with the leased locations at 220 Humboldt Ct., Sunnyvale, CA 94089 and 19749 Dearborn Street, Chatsworth, CA 91311;

                    2.9 Sections 7.01(i) and (m) to the extent necessary to permit the Issuer to have delivered the executed joinder agreements, and such other documents, instruments and agreements required thereby, of FriendFinder United Kingdom Ltd., Streamray Processing Ltd., Tan Door Media, Inc., Streamray Studios Inc., Wight Enterprise Limited and Ventnor Enterprise Limited more than 10 Business Days after the acquisition of such Subsidiaries but prior to the Effective Date;

                    2.10 Sections 7.01(i) and (m) with respect to FriendFinder Processing (India) Private Limited, FriendFinder GmbH, Streamray Processing Philippines, Inc., FriendFinder Processing Philippines, Inc. and FriendFinder (Switzerland) AG;

                    2.11 Sections 7.01(i) and (m) with respect to the applicable Obligor’s failure through the Effective Date to enter into Account Control Agreements with respect to all accounts listed on Schedule 7.01(u);

                    2.12 Section 7.01(q) with respect to the Issuer’s failure through the Effective Date to cease production of all films immediately upon breach of Section 7.01(s) of such SPA;

                    2.13 Section 7.01(s)(1) with respect to the Issuer’s failure to cause the Distributor to sell an average of at least 4,000 units per film within 90 days after “street date” release, with such sales generating average net revenue to the Obligors of at least $6.50 per unit, through the Effective Date;

                    2.14 Section 7.01(s)(2) with respect to the Issuer’s failure to cause the Distributor to sell an average of at least 10,000 units per film within three years after “street date” release, through the Effective Date;

                    2.15 Solely as it concerns frozen assets not exceeding €610,343 with respect to that certain Various, Inc. credit card processing account administered by Global Collect, NV located in the Netherlands, the obligation of any Obligor not to create, incur, assume or suffer to exist any Liens other than permitted by Section 7.02(a);

                    2.16 With respect to the payments made to Bell & Staton, Inc. or any of its affiliates set forth on Schedule 1-A, any obligation of any Obligor pursuant to Section 7.02(h) not to make payments except as set forth on Schedule 7.02(h) to the Securities Purchase Agreement and pursuant to Section 7.02(j) not to make any payments to Affiliates other than as permitted by Section 7.02(h), to the extent that the management payments listed on Schedule 1-A were made during the continuance of an Event of Default;

                    2.17 With respect to the payments made to Hinok Media Inc. (and payments made to YouMu, Inc. in lieu of Hinok Media Inc. in violation of Section 10 of the Independent Contractor Agreement, dated September 21, 2007, between Hinok Media Inc. and Various, Inc. which prohibits such assignment) and Legendary Technology Inc. set forth on Schedule 1-B, the obligation of any Obligor pursuant to Section 7.02(h) not to make payments to any stockholder or equity holder except as set forth on Schedule 7.02(h) to the Securities Purchase Agreement and pursuant to Section 7.02(j) not to enter into transactions with Affiliates other than permitted by Section 7.02(h)(v);

                    2.18 Solely with respect to the entry by the Issuer into agreements with each of Marc H. Bell, Daniel C. Staton, Andrew Conru and Lars Mapstead or their affiliates as described in Section 7 of the INI Convertible Notes Agreement, any obligation of the Issuer pursuant to SPA Section 7.02(j) not to enter into transactions with Affiliates other than permitted by SPA Section 7.02(h); provided, for the avoidance of doubt, that no payments of any kind under such agreements will be made until the prior repayment in full in cash of the 2005 Notes and 2006 Notes;

                    2.19 Solely as concerns the legal entity name change from Penthouse Media Group Inc. to FriendFinder Networks Inc., the obligation pursuant to Issuer Pledge and Security Agreement Section 4 to not change its name, organizational structure or jurisdiction of organization in any manner, without providing at least 15 days’ prior written notice to Agent;

                    2.20 Solely as concerns the legal entity name change from FriendFinder Network, Inc. to FriendFinder California Inc., the obligation pursuant to the Guarantor Pledge and Security Agreement Section 4 to not change its name, organizational structure or jurisdiction of organization in any manner, without providing at least 15 days’ prior written notice to Agent;

                    2.21 Section 7.02(l) solely with respect to the amendments set forth in the INI Convertible Notes Amendment in the form attached hereto as Exhibit E (which, for the avoidance of doubt, shall not permit the granting of any security interests with respect to the INI Convertible Notes until the 2005 Notes and 2006 Notes have been repaid in full) and Sections 7.02(b) and 7.03(e) solely to the extent that the adjustment in principal amount reflected in the INI Convertible Notes Amendment or any adjustment in principal amount made in accordance with Section 4(a) of the INI Convertible Notes Agreement in the form attached hereto as Exhibit D constitutes an increase in Indebtedness;

                    2.22 Sections 7.02(l) and 7.02(q) solely with respect to the amendments set forth in the Other Waivers in the respective forms attached hereto and the amendment and waiver agreements with respect to the FFN Subordinated Notes dated December 19, 2008 and March 20, 2009 (provided that such waiver is given with respect to the FFN Subordinated Notes amendment and waiver agreement dated December 19, 2008, only provided that the amendment fee described therein has been amended and restated pursuant to the Other Waiver pertaining to the FFN Subordinated Notes to provide that such fee will be paid in additional FFN Subordinated Notes rather than in 2005 Notes and 2006 Notes);

                    2.23 Sections 7.02(b), 7.02(l), and 7.03(e) to the extent necessary to permit the payment of (i) the Amendment Fee set forth in Section 4 of this Amendment and Waiver and (ii) the amendment fee provided in the Other Waiver that pertains to the FFN Subordinated Notes, which amendment fees described in (i) and (ii) above are to be paid in additional Indebtedness;

                    2.24 Section 9.01(e) with respect to defaults arising under the INI First Lien Notes, the INI Second Lien Notes and the FFN Subordinated Notes, solely to the extent such defaults have been duly waived pursuant to the Other Waivers and the amendment and waiver agreements with respect to the FFN Subordinated Notes dated December 19, 2008 and March 20, 2009;

                    2.25 Section 9.01(n) solely as it concerns the consummation of a Qualified Initial Public Offering; and

                    2.26 Section 9.04 with respect to the Issuer’s failure to hold a meeting of the Board of Directors for the fiscal quarter ended March 31, 2008 and for the fiscal quarter ended September 30, 2008.

                    2.27 The parties hereto agree and acknowledge that (i) for purposes of Section 9 of the Seller Note Subordination Agreement dated as of December 6, 2007 (the “Seller Note Subordination Agreement”), the execution by U.S. Bank National Association of this Amendment and Waiver constitutes the prior written consent of the 2005 Agent and the 2006 Agent for purposes of Section 9 of the Seller Note Subordination Agreement with respect to the modifications set forth in the INI Convertible Notes Amendment (which INI Convertible Notes Amendment does not require the grant of any security interest to secure the INI Convertible Notes until repayment in full of the 2005 Notes and 2006 Notes without the consent of the Required Holders), (ii) for purposes of Section 5.5(b) of the Intercreditor and Subordination Agreement (PMGI Senior Lien Notes/Subordinated Guaranty by PMGI of Interactive Notes/Marc Bell Notes/Various Seller Notes Guaranties) dated as of December 6, 2007 (the “PMGI Guaranty Intercreditor Agreement”) the execution by the Holders of this Amendment and Waiver constitutes the written consent of the Senior Lien Claimholders for purposes of Section 5.5(b) of the PMGI Guaranty Intercreditor Agreement with respect to the modifications set forth in the Other Waiver attached as Exhibit C hereto, and (iii) payment of the amendment and waiver fees pursuant to the Other Waivers, payment in kind of any interest on the FFN Subordinated Notes and payment in kind of any interest pursuant to the INI Convertible Notes Amendment are not subject to the payment subordination provisions of Section 4.1 of the PMGI Guaranty Intercreditor Agreement; provided, for the avoidance of doubt, that no interest on the FFN Subordinated Notes or INI Convertible Notes will be paid in cash until the prior repayment in full in cash of the 2005 Notes and 2006 Notes.

          Section 3. Amendments to Certain Covenants of the SPAs.

                    Subject to all of the terms and conditions hereof, the Holders hereby consent to the amendments set forth below, effective on the Effective Date:

                    3.1 All references to “Penthouse Media Group Inc.” and “PMGI” in each of the SPAs are hereby deleted and replaced with “FriendFinder Networks Inc. (f/k/a Penthouse Media Group Inc.)” and “FFN”, respectively.

                    3.2 The definition of “Affiliate” in Section 1.01 of each of the SPAs is amended by deleting the last sentence thereof and replacing it with the following:

          “For the purposes of this Agreement, Marc H. Bell, Daniel Staton, Andrew B. Conru Trust Agreement, Andrew B. Conru Trustee, Mapstead Trust, created on April 16, 2002, Lars and Marin Mapstead Trustees, Andrew B. Conru and Lars Mapstead, and their respective Affiliates and family members shall be considered Affiliates of the Obligors.”

                    3.3 The definition of “Consolidated Interest Expense” in Section 1.01 of each of the SPAs is amended to include any Amendment Fee provided for in Section 4 hereof.

                    3.4 The definition of “Consolidated Coverage Ratio” in Section 1.01 of the 2006 SPA is amended in its entirety to read as follows:

          ““Consolidated Coverage Ratio” means, with respect to the Issuer on any Determination Date, the ratio of:

               (a) Consolidated EBITDA for the applicable Measurement Period, to

               (b)(i) Consolidated Interest Expense of the Issuer during such Measurement Period plus (ii) dividends or distributions on or in respect of any Capital Stock of any Obligor paid during such Measurement Period (except dividends or distributions paid to the Issuer or another Obligor); provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable Measurement Period, to any acquisition, incurrence, permanent repayment or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, acquisition, Asset Sale, or purchases of assets that were previously leased, at any time during or subsequent to such Measurement Period, but on or prior to the applicable Determination Date.

          In making such computation, Consolidated Interest Expense:

               (a) attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire Measurement Period,

               (b) attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable Measurement Period,

               (c) attributable to non-cash interest expense resulting from the amortization of the original issue discount on the Notes, the Existing Notes and the Subordinated Notes in accordance with GAAP shall be excluded from such computation, and

               (d) excludes any Amendment Fees provided in Section 4 of Third Amendment and Limited Waiver to Securities Purchase Agreements dated as of October 8, 2009.

               For purposes of calculating Consolidated EBITDA of the Issuer for the applicable Measurement Period,

                (a) any Person that is a Subsidiary on such Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Subsidiary at all times during such Measurement Period,

               (b) any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Subsidiary at any time during such Measurement Period,

               (c) if any Obligor shall have in any manner

                    (i) acquired (including through an asset acquisition or the commencement of activities constituting such operating business), or

                    (ii) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an asset acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clauses (a) through (g) or (i) of the definition of Consolidated Net Income; and

               (d) any Indebtedness incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so incurred, received and applied on the first day of such Measurement Period.”

                    3.5 The definition of “Consolidated Coverage Ratio” in Section 1.01 of the 2005 SPA is amended in its entirety to read as follows:

          ““Consolidated Coverage Ratio” means, with respect to the Issuer on any Determination Date, the ratio of:

               (a) Consolidated EBITDA for the applicable Measurement Period, to

               (b)(i) Consolidated Interest Expense of the Issuer during such Measurement Period plus (ii) dividends or distributions on or in respect of any Capital Stock of any Obligor paid during such Measurement Period (except dividends or distributions paid to the Issuer or another Obligor); provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable Measurement Period, to any acquisition, incurrence, permanent repayment or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, acquisition, Asset Sale, or purchases of assets that were previously leased, at any time during or subsequent to such Measurement Period, but on or prior to the applicable Determination Date.

          In making such computation, Consolidated Interest Expense:

               (a) attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire Measurement Period,

               (b) attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable Measurement Period,

               (c) attributable to non-cash interest expense resulting from the amortization of the original issue discount on the Notes, the New Notes and the Subordinated Notes in accordance with GAAP shall be excluded from such computation, and

               (d) excludes any Amendment Fees provided in Section 4 of Third Amendment and Limited Waiver to Securities Purchase Agreements dated as of October 8, 2009.

               For purposes of calculating Consolidated EBITDA of the Issuer for the applicable Measurement Period,

               (a) any Person that is a Subsidiary on such Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Subsidiary at all times during such Measurement Period,

               (b) any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Subsidiary at any time during such Measurement Period,

               (c) if any Obligor shall have in any manner

                    (i) acquired (including through an asset acquisition or the commencement of activities constituting such operating business), or

                    (ii) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business)

any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an asset acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clauses (a) through (g) or (i) of the definition of Consolidated Net Income; and

               (d) any Indebtedness incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so incurred, received and applied on the first day of such Measurement Period.”

                    3.6 Section 1.01 of each of the SPAs is hereby amended by the addition of the following definitions (in the appropriate alphabetical locations of Section 1.01):

          ““Beach Point” means Beach Point Capital Management LP.”

          ““INI First Lien Notes” means the Senior Secured Notes due 2011 of Interactive Network, Inc.”

          ““INI Second Lien Notes” means the Subordinated Secured Notes due 2011 of Interactive Network, Inc.”

          ““Qualified Initial Public Offering” means an underwritten initial public offering of shares of the Issuer’s Common Stock pursuant to a registration statement under the Securities Act with either (i) aggregate gross proceeds to the Issuer of at least $25,000,000 or (ii) an implied pre-money equity value of at least $100,000,000.”

          ““Third Amendment Effective Date” means the date on which Third Amendment and Limited Waiver to Securities Purchase Agreements dated as of October 8, 2009, which amends this Agreement, became effective pursuant to its terms.”

          ““VAT” means value added tax and related interest, fines and penalties.”

          ““VAT Liability” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations, but excluding all such amounts arising in connection with pursuit of indemnification and other damages and remedies concerning the VAT Liability), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to payment of VAT by any Obligor.”

                    3.7 The definition of “Post” in Section 1.01 of each of the SPAs is hereby deleted and each reference to the defined term “Post” (but, for the avoidance of doubt, not the name of any Holder that includes the word “Post”) in each of the SPAs is hereby amended to read “Beach Point.”

                    3.8 Section 2.04(c) of each of the SPAs is hereby restated in its entirety to read as follows:

          “(c) Interest Payment. Interest on each Note shall be payable in immediately available and freely transferable funds quarterly in arrears, on the 35th day (or the next succeeding business day if the 35th day is not a business day) after the end of each fiscal quarter, and at maturity (whether at the Final Maturity Date, upon demand, by acceleration or otherwise). Interest at the applicable Post-Default Rate shall be payable in cash on demand. For the avoidance of doubt, Defaults waived by the Third Amendment and Waiver to Securities Purchase Agreements dated as of October 8, 2009 shall not be subject to the Post-Default Rate. Each Obligor hereby authorizes the Agent to, and the Agent may, from time to time, charge the Note Account pursuant to Section 4.01 with the amount of any cash interest payment due hereunder.”

                    3.9 Section 2.04(b) of each of the SPAs is hereby restated in its entirety to read as follows:

          “(b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of a Default or an Event of Default other than a Default or Event of Default which has been waived pursuant to the Third Amendment and Waiver to Securities Purchase Agreements dated as of October 8, 2009, the principal of, and all accrued and unpaid interest on, all Notes, fees, indemnities or any other Obligations of the Obligors under this Agreement and the other Note Documents, shall bear interest, from the date such Default or Event of Default occurred until the date such Default or Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.”

                    3.10 Section 7.01(a)(4) of each of the SPAs is hereby amended by adding the following at the end thereof:

          “, and containing an affirmative statement that no Default or Event of Default has occurred and is continuing with respect to Sections 7.02(a) and (r) or, if a Default or Event of Default existed, describing the nature and period of existence thereof and the action which the Obligors propose to take or have taken with respect thereto;”

                    3.11 Section 7.01(i)(2) of each of the SPAs is amended in its entirety to read as follows:

          “(2) Without limitation to Section 7.01(i)(1), (A) promptly notify the Agent of any material accounts established after the Closing Date that would have been required to be disclosed on Schedule 6.01(v) if they had been maintained as of the Closing Date, (B) cause to be promptly executed and delivered an Account Control Agreement relating to each new account required to be disclosed pursuant to the foregoing clause (A), except for the Accommodation Bank Accounts (as defined below) and (C) take such other action reasonably requested by the Agent to maintain the validity, perfection and priority of the Holders’ Liens on such accounts, except for the Accommodation Bank Accounts (other than the Wells Fargo Bank account listed on Schedule 7.01(u), to which this clause (C) does apply).”

                    3.12 Section 7.01(s) of each of the SPAs is hereby deleted in its entirety.

                    3.13 Section 7.01(u) of each of the SPAs is hereby amended in its entirety to read as follows:

          “(u) Accommodation Bank Accounts. Cause the following conditions to be met with respect to the bank accounts listed on Schedule 7.01(u) hereto (the “Accommodation Bank Accounts”):

(1)

Sweep all funds contained in the account of Wachovia Bank, National Association described on Schedule 7.01(u) to an Obligor’s operating account that is subject to an effective Account Control Agreement at the following times: (i) at least once each calendar month following the Third Amendment Effective Date, and (ii) at such time as the account balance equals or exceeds $25,000, which sweep shall be the only means by which the account holder may deduct funds from this account. Following any sweep, a maximum of $2,500 may remain in the account and no sweep will be required if the account balance is not greater than $2,500;

(2)

Sweep all funds contained in each account of Bank of America described on Schedule 7.01(u) to an Obligor’s operating account that is subject to an effective Account Control Agreement at the following times: (i) at least once each calendar month following the Third Amendment Effective Date, and (ii) at such time as the account balance of each such account equals or exceeds $25,000, which sweep shall be the only means by which the account holder may deduct funds from each such account. Following any sweep, a maximum of $2,500 may remain in each account and no sweep will be required if the account balance is not greater than $2,500;

(3)

Sweep all funds contained in the account of PayPal described on Schedule 7.01(u) to an Obligor’s operating account that is subject to an effective Account Control Agreement at the following times: (i) at least once each calendar month following the Third Amendment Effective Date, and (ii) at such time as the account balance equals or exceeds $25,000, which sweep shall be the only means by which the account holder may deduct funds from this account. Following any sweep, a maximum of $2,500 may remain in the account and no sweep will be required if the account balance is not greater than $2,500;

(4)	Cause the aggregate account balances of the Dresdner Bank AG accounts described on Schedule 7.01(u) to remain below €35,000 at all times following the Third Amendment Effective Date;

(5)	Cause the Wells Fargo Bank account listed on Schedule 7.01(u) to be subject to an Account Control Agreement no later than sixty (60) days following the Third Amendment Effective Date; and

(6)	Cause the funds deposited into the ING EURO – Belgium account listed on Schedule 7.01(u) to be used solely to pay VAT Liability for Spain in a manner otherwise consistent with this Agreement.”

                    3.14 Section 7.01 of the SPAs is hereby amended by adding the following new clauses at the end thereof

          “(v) Registration Statement. Cause the first Demand Registration Statement (as defined in the Security Holders Agreement) to be filed in accordance with the Security Holders Agreement no later than four months after the consummation of the Qualified Initial Public Offering and use its best efforts to cause the first Demand Registration Statement to be declared effective by the SEC no later than 180 days after the consummation of the Qualified Initial Public Offering. Notwithstanding the foregoing, the declaration of effectiveness of such Demand Registration Statement may be delayed to provide for any customary lock-up period and extension required by the underwriters of the Qualified Initial Public Offering, and such delay shall not constitute a breach of this covenant.

          (w) Guarantor Authorization. No later than 60 days after the Third Amendment Effective Date, the Issuer shall provide a certificate or certificates of a duly authorized officer of the Issuer attaching true and complete copies of resolutions or a written consent of the board of directors of the Guarantors listed on Schedule 7.01(w) hereto authorizing the execution, delivery and performance of the Third Amendment and Limited Waiver to Securities Purchase Agreements dated as of October 8, 2009 and the issuance of the additional Notes thereunder.”

                    3.15 Section 7.02(a) of each of the SPAs is hereby amended by adding the following at the end thereof:

          “Notwithstanding anything to the contrary set forth in this Agreement or any other Note Document, any Lien upon or with respect to any of the properties of any Obligor arising from, or in connection with, any VAT Liability shall constitute an immediate Event of Default, except for Liens that may be deemed to arise on frozen assets not exceeding €610,343 with respect to that certain Various, Inc. credit card processing account administered by Global Collect, NV located in the Netherlands.”

                    3.16 Section 7.02(h) of each of the SPAs is hereby restated in its entirety:

          “(h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Obligor now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Obligor or any direct or indirect parent of any Obligor, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Obligor, now or hereafter outstanding, (iv) return any Capital Stock of any Obligor to any shareholders or other equity holders of any Obligor or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) except for transactions set forth on Schedule 7.02(h)(i) with respect to Interactive and Schedule 7.02(h)(ii) with respect to the Issuer, pay any salaries, bonuses, management fees, or other form of compensation, fees or expenses (including the reimbursement thereof by any Obligor) to any of the stockholders or other equityholders, Subsidiaries or Affiliates of any Obligor, or to any employees or family members thereof; provided, however, that any Subsidiary of the Issuer may pay dividends or make other distributions to the Issuer.”

                    3.17 Section 7.02(l)(ii) of the 2006 SPA is amended to add the following at the end thereof:

          “except that, not later than ten Business Days following its receipt of cash proceeds (after deduction of (i) underwriting discounts and commissions and (ii) unpaid out-of-pocket expenses of up to $11,000,000 less any amounts already paid or from time to time paid for expenses in connection with a Qualified Initial Public Offering under clauses (1) and (2) of Section 7.02(h)(c) of the Securities Purchase Agreement governing the INI First Lien Notes, as amended) from a Qualified Initial Public Offering, the Issuer shall be permitted to (1) pay a non-refundable waiver fee equal to 1.00% of the outstanding principal amount of the INI First Lien Notes on the date of consummation of the Qualified Initial Public Offering payable to the holders of the INI First Lien Notes and a non-refundable waiver fee equal to 1.00% of the outstanding principal amount of the INI Second Lien Notes on the date of consummation of the Qualified Initial Public Offering payable to the holders of the INI Second Lien Notes, if such waiver fees have not already been paid on March 31, 2010, (2) after payment of the waiver fees in clause (1) above, prepay the INI First Lien Notes in an aggregate amount equal to 50% of the remaining cash proceeds received from such Qualified Initial Public Offering at a redemption price of 115% of the principal amount redeemed, plus accrued and unpaid interest thereon to such redemption date, (3) to the extent there are remaining cash proceeds received from such Qualified Initial Public Offering, prepay as much as possible any remaining INI First Lien Notes, at a redemption price of 105% of the principal amount redeemed, plus accrued and unpaid interest thereon to such redemption date, provided that notwithstanding the foregoing, if any holder of INI First Lien Notes foregoes its right to receive such prepayment, such funds must be used to prepay the other holders of INI First Lien Notes on a pro rata basis with 50% of such proceeds to be paid at a redemption price of 115% of the principal amount redeemed and the remaining 50% of such proceeds to be paid at a redemption price of 105% of the principal amount redeemed, (4) to the extent there are remaining cash proceeds received from such Qualified Initial Public Offering, prepay the INI Second Lien Notes, at a redemption price of 100% of the principal amount redeemed, in an amount equal to the greater of (A) the amount by which such remaining cash proceeds, after reduction for the portion thereof required to be paid under clauses (1), (2) and (3) above, exceeds Interactive’s reasonable allocation of a portion of such net proceeds for use as working capital and then identified strategic acquisitions and (B) ninety percent (90.0%) of such cash proceeds, after reduction for the portion thereof required to be paid under clauses (1), (2) and (3) above and (5) to the extent there are any remaining cash proceeds after repayment of the INI First Lien Notes and INI Second Lien Notes pursuant to the preceding sentence, prepay in cash as much as possible of the Notes and Existing Senior Secured Notes on a pro rata basis, at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest thereon to such date of redemption,”

                    3.18 Section 7.02(l)(ii) of the 2005 SPA is amended to add the following at the end thereof:

          “except that, not later than ten Business Days following its receipt of cash proceeds (after deduction of (i) underwriting discounts and commissions and (ii) unpaid out-of-pocket expenses of up to $11,000,000 less any amounts already paid for out-of-pocket expenses in connection with a Qualified Initial Public Offering under clauses (1) and (2) of Section 7.02(h)(c) of the Securities Purchase Agreement governing the INI First Lien Notes, as amended, as of the Third Amendment Effective Date) from a Qualified Initial Public Offering, the Issuer shall be permitted to (1) pay a non-refundable waiver fee equal to 1.00% of the outstanding principal amount of the INI First Lien Notes on the date of consummation of the Qualified Initial Public Offering payable to the holders of the INI First Lien Notes and a non-refundable waiver fee equal to 1.00% of the outstanding principal amount of the INI Second Lien Notes on the date of consummation of the Qualified Initial Public Offering payable to the holders of the INI Second Lien Notes, if such waiver fees have not already been paid on March 31, 2010, (2) after payment of the waiver fees in clause (1) above, prepay the INI First Lien Notes in an aggregate amount equal to 50% of the remaining cash proceeds received from such Qualified Initial Public Offering at a redemption price of 115% of the principal amount redeemed, plus accrued and unpaid interest thereon to such redemption date, (3) to the extent there are remaining cash proceeds received from such Qualified Initial Public Offering, prepay as much as possible any remaining INI First Lien Notes, at a redemption price of 105% of the principal amount redeemed, plus accrued and unpaid interest thereon to such redemption date, provided that notwithstanding the foregoing, if any holder of INI First Lien Notes foregoes its right to receive such prepayment, such funds must be used to prepay the other holders of INI First Lien Notes on a pro rata basis with 50% of such proceeds to be paid at a redemption price of 115% of the principal amount redeemed and the remaining 50% of such proceeds to be paid at a redemption price of 105% of the principal amount redeemed, (4) to the extent there are remaining cash proceeds received from such Qualified Initial Public Offering, prepay the INI Second Lien Notes, at a redemption price of 100% of the principal amount redeemed, in an amount equal to the greater of (A) the amount by which such remaining cash proceeds, after reduction for the portion thereof required to be paid under clauses (1), (2) and (3) above, exceeds Interactive’s reasonable allocation of a portion of such net proceeds for use as working capital and then identified strategic acquisitions and (B) ninety percent (90.0%) of such cash proceeds, after reduction for the portion thereof required to be paid under clauses (1), (2) and (3) above and (5) to the extent there are any remaining cash proceeds after repayment of the INI First Lien Notes and INI Second Lien Notes pursuant to the preceding sentence, prepay in cash as much as possible of the Notes and New Notes on a pro rata basis, at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest thereon to such date of redemption,”

                    3.19 Section 7.02 of each of the SPAs is hereby amended by adding a new clause (r) at the end thereof to read as follows:

          “(r) VAT Payments. Make any payments arising from, or in connection with, any VAT Liability (i) that was accrued prior to July 1, 2008, (ii) that is past due or (iii) that relates to any activities of Various, Inc. or its Subsidiaries prior to July 1, 2008, including in each case fees and penalties relating thereto, which, together with any such payments previously made, exceeds $10,000,000 in aggregate until all Obligations are paid in full; provided that such payments shall in no event be paid with cash of the Obligors other than cash reimbursed with proceeds from the Working Capital Escrow Amount (as defined in the Stock Purchase Agreement, dated as of September 21, 2007, by and among Various, Inc., Andrew B. Conru Trust Agreement, Andrew B. Conru Trustee, Mapstead Trust, created on April 16, 2002, Lars and Marin Mapstead Trustees, Andrew B. Conru, Lars Mapstead and Penthouse Media Group Inc., as amended by an Amendment to Stock Purchase Agreement dated as of December 6, 2007) attributable to the VAT Liability (or for payments made prior to the Third Amendment Effective Date, reimbursed from the Working Capital Escrow Amount).”

                    3.20 Section 7.03(a) of each of the SPAs is hereby restated in its entirety to read as follows:

          “Permit Consolidated EBITDA to be less for any period than the amount specified for such period in the table below:

Period Ending	Minimum Consolidated EBITDA

Quarter ending June 30, 2008	$1,000,000
Two quarter period ending September 30, 2008	$1,000,000
Three quarter period ending December 31, 2008	$1,000,000
Each four quarter period ending on or after March 31, 2009 through December 31, 2009	$1,000,000
Each four quarter period ending on or after March 31, 2010	$3,500,000

                    3.21 Section 7.03(c) of each of the SPAs is hereby amended by adding the following proviso to the end thereof:

          “; provided, however, that the Obligors shall be required to maintain a Consolidated Coverage Ratio not less than the ratio specified for the applicable period in the table below:

Period Ending	Minimum Consolidated Coverage Ratio

Quarter ending June 30, 2008	0.1
Two quarter period ending September 30, 2008	0.1
Three quarter period ending December 31, 2008	0.1
Each quarter period ending on or after March 31, 2009 through December 31, 2009	0.1
Each quarter period ending on or after March 31, 2010	0.35

                    3.22 The following new Section 7.03(i) is hereby inserted into each of the SPAs immediately following Section 7.03(h):

          “(i) Liquidity. Permit unrestricted cash on hand (including Cash Equivalents) in accounts of the Issuer to be less than $500,000 at any time.”

                    3.23 The following new Section 7.03(j) is hereby inserted into each of the SPAs immediately following Section 7.03(i):

          “(j) IPO Expenses. Except with respect to fees and expenses paid out of the cash proceeds of a Qualified Initial Public Offering, incur, make or commit or agree to make any payment of fees or expenses in connection with or related to the preparation and filing of registration statements or other documentation for a proposed public offering of securities of the Issuer or any of its Subsidiaries that, together with all such fees and expenses previously incurred, made or committed or agreed to be made by the Obligors, exceeds $11,000,000 in the aggregate.”

                    3.24 Section 9.01(c) of each of the SPAs is hereby amended by deleting “and (i)(2)” therein and inserting “,(i)(2) and (w)” in its place and by deleting “and (l)” therein and inserting “(l), (q) and (r)” in its place.

                    3.25 Section 9.01 of each of the SPAs is hereby amended by (i) deleting the “or” at the end of clause (o) thereof, (ii) deleting the period and adding “;” at the end of clause (p) thereof, (iii) adding the following new clause (q) immediately after clause (p) thereof to read “if at any time the total VAT Liability of the Issuer or any Subsidiary of the Issuer (including, without limitation, Interactive and its Subsidiaries) that relates to activities of Various, Inc. or its Subsidiaries prior to July 1, 2008 exceeds $45,416,000 plus accrued interest and penalties after June 30, 2009, exclusive of the effect of increases attributable to changes in exchange rates after June 30, 2009; or”, (iv) adding the following new clause (r) immediately after the new clause (q) thereof to read “if the gross proceeds from a Qualified Initial Public Offering are less than $100,000,000.”, and (v) amending the phrase “clause (f) or (g)” in clause (i) of the last paragraph of Section 9.01 to read “clause (f), (g) or (i).”

                    3.26 Section 9.04 of the 2006 SPA is hereby restated in its entirety to read as follows:

          “Section 9.04 Board Composition. So long as Holders affiliated with Beach Point or any of their respective Affiliates hold any Securities, Existing Senior Secured Notes, or capital stock (in the form of preferred stock or common stock) of the Issuer, and to the extent allowed by the national securities exchange on which the Issuer’s securities are listed, if applicable, Beach Point, on behalf of such Holders and their respective Affiliates, as applicable, (i) shall have the right to designate, and the Issuer shall take reasonable steps to cause to be nominated, one designee for election to the Board of Directors of the Issuer (and every committee thereof, except as set forth in this paragraph), which designee shall be (A) reasonably satisfactory to the Issuer so long as no Event of Default has occurred and is continuing or (B) upon the consummation of a Qualified Initial Public Offering, reasonably acceptable to the Issuer’s Nominating Committee of the Board of Directors and subject to compliance with the applicable national securities exchange regulations (the “Board Designee”) and (ii) shall have the right to designate one designee to be permitted to attend all meetings of the Board of Directors of the Issuer (and every committee thereof, except as set forth in this paragraph) as an observer (the “Board Observer”). The Board of Directors of the Issuer will meet at least one (1) time per fiscal quarter. If the Board Designee has been designated, he or she will be entitled to receive copies of all materials distributed at all meetings of the Board of Directors of the Issuer. If the Board Observer has been designated, he or she will be entitled to receive copies of all materials distributed at all meetings of the Board of Directors of the Issuer (and every committee thereof, except as set forth in this paragraph). However, the Board Observer may be excused from any meeting of the Board of Directors or any committee thereof, and may be limited from receiving any board materials, upon the advice of the Issuer’s outside counsel and, among other things, will be subject to the same confidentiality requirements as if he or she were a Director. Upon election of the Board Designee, the Issuer will execute a customary form of indemnification agreement in favor of the Board Designee in his or her capacity as a director of the Issuer. At all times during the tenure of the Board Designee, the Issuer shall maintain a directors’ and officers’ liability insurance policy with coverage in an amount not less than $10,000,000 from financially sound and reputable insurers. The Issuer shall pay to the Board Designee the same compensation for his or her services as a director of the Issuer as the compensation, if any, paid to non-employee directors of the Issuer. Notwithstanding any of the foregoing, the Board Designee shall not be entitled to representation on the Issuer’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.”

                    3.27 Section 9.04 of the 2005 SPA is hereby restated in its entirety to read as follows:

          “Section 9.04 Board Composition. So long as Holders affiliated with Beach Point or any of their respective Affiliates hold any Securities, New Notes, or capital stock (in the form of preferred stock or common stock) of the Issuer, and to the extent allowed by the national securities exchange on which the Issuer’s securities are listed, if applicable, Beach Point, on behalf of such Holders and their respective Affiliates, as applicable, (i) shall have the right to designate, and the Issuer shall take reasonable steps to cause to be nominated, one designee for election to the Board of Directors of the Issuer (and every committee thereof, except as set forth in this paragraph), which designee shall be (A) reasonably satisfactory to the Issuer so long as no Event of Default has occurred and is continuing or (B) upon the consummation of a Qualified Initial Public Offering, reasonably acceptable to the Issuer’s Nominating Committee of the Board of Directors and subject to compliance with the applicable national securities exchange regulations (the “Board Designee”) and (ii) shall have the right to designate one designee to be permitted to attend all meetings of the Board of Directors of the Issuer (and every committee thereof, except as set forth in this paragraph) as an observer (the “Board Observer”). The Board of Directors of the Issuer will meet at least one (1) time per fiscal quarter. If the Board Designee has been designated, he or she will be entitled to receive copies of all materials distributed at all meetings of the Board of Directors of the Issuer. If the Board Observer has been designated, he or she will be entitled to receive copies of all materials distributed at all meetings of the Board of Directors of the Issuer (and every committee thereof, except as set forth in this paragraph). However, the Board Observer may be excused from any meeting of the Board of Directors or any committee thereof, and may be limited from receiving any board materials, upon the advice of the Issuer’s outside counsel and, among other things, will be subject to the same confidentiality requirements as if he or she were a Director. Upon election of the Board Designee, the Issuer will execute a customary form of indemnification agreement in favor of the Board Designee in his or her capacity as a director of the Issuer. At all times during the tenure of the Board Designee, the Issuer shall maintain a directors’ and officers’ liability insurance policy with coverage in an amount not less than $10,000,000 from financially sound and reputable insurers. The Issuer shall pay to the Board Designee the same compensation for his or her services as a director of the Issuer as the compensation, if any, paid to non-employee directors of the Issuer. Notwithstanding any of the foregoing, the Board Designee shall not be entitled to representation on the Issuer’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.”

                    3.28 Schedule 7.01(u) attached hereto is hereby added as Schedule 7.01(u) to each of the SPAs.

                    3.29 Schedule 7.01(w) attached hereto is hereby added as Schedule 7.01(w) to each of the SPAs.

                    3.30 Schedule 7.02(h) is hereby deleted from each of the SPAs and replaced with Schedule 7.02(h)(i) attached hereto.

                    3.31 Schedule 7.02(h)(ii) attached hereto is hereby added as Schedule 7.02(h)(ii) to each of the SPAs.

                    3.32 Schedule 7.03(a) is hereby deleted from each of the SPAs.

                    3.33 Schedule 7.03(c) is hereby deleted from each of the SPAs for fiscal periods ending after June 30, 2008.

          Section 4. Amendment Fee.

                    4.1 Issuer shall issue the Additional 2005 Notes and Additional 2006 Notes (each as defined below), providing for an amendment fee (the “Amendment Fee”) with respect to each 2005 Note and 2006 Note, capitalized and payable as additional principal owing in respect of the 2005 Notes and 2006 Notes, in an amount equal to 4 percent (4%) of the principal amount of each 2005 Note and 2006 Note outstanding on the Effective Date immediately prior to such increase.

                    4.2 The Issuer shall issue to each Holder of Notes issued under the 2005 SPA an additional Note in substantially the form of Exhibit J hereto (the “Additional 2005 Notes”), appropriately completed, in a principal amount equal to such Holder’s Pro Rata Share of the Amendment Fee as defined in Section 4.1 hereof. From and after the Effective Date, all of the Additional 2005 Notes shall be “Notes” for all purposes of the 2005 SPA and the other Note Documents, guarantied by the continuing Guaranties of the Guarantors pursuant to Article XI of the 2005 SPA and secured by the continuing security interests granted pursuant to the Security Documents.

                    4.3 The Issuer shall issue to each Holder of Notes issued under the 2006 SPA an additional Note in substantially the form of Exhibit K hereto (the “Additional 2006 Notes”), appropriately completed, in a principal amount equal to such Holder’s Pro Rata Share of the Amendment Fee as defined in Section 4.1 hereof. From and after the Effective Date, all of the 2006 Additional Notes shall be “Notes” for all purposes of the 2006 SPA and the other Note Documents, guarantied by the continuing Guaranties of the Guarantors pursuant to Article XI of the 2006 SPA and secured by the continuing security interests granted pursuant to the Security Documents.

          Section 5. Agent Authorized and Directed to Act.

                    5.1 By their signatures below, the Holders (constituting the Required Holders) hereby authorize and instruct the Agent (a) to execute, deliver and perform its duties under the documents set forth in Section 7.1 hereof to which it is a party and (b) to take all other actions reasonable or necessary to accomplish or document any of the waivers contemplated by this Amendment and Waiver.

                    5.2 The recitals contained herein shall be taken as the statements of the other parties hereto, and the Agent assumes no responsibility for their correctness. The Agent makes no representation as to the validity or sufficiency of this Amendment and Waiver or the satisfaction of the Conditions to Effectiveness of Waiver contained in Section 7 hereof.

          Section 6. Representations and Warranties of the Issuer.

                    To induce the Holders to enter into this Amendment and Waiver, the Issuer hereby represents and warrants to each Holder as follows:

                    6.1 The Issuer’s Due Organization, Power and Authority, Etc. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, having full power and authority (i) to own its properties and to carry on its business as presently conducted and as proposed to be conducted, (ii) to execute and deliver this Amendment and Waiver and (iii) to consummate the other transactions contemplated hereby. The Issuer is duly qualified to transact business and is validly existing or in good standing in each jurisdiction in which the failure so to qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                    6.2 Binding Obligations. All corporate action on the part of the Issuer and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Amendment and Waiver and the performance of all obligations of the Issuer hereunder has been taken. This Amendment and Waiver has been duly executed and delivered by the Issuer as of the Effective Date. This Amendment and Waiver constitutes the valid, legal and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

                    6.3 No Conflict. Neither the execution, delivery and performance of this Amendment and Waiver nor the issuance of the Additional 2005 Notes and Additional 2006 Notes will violate, conflict with, or cause a breach or default under any agreement or instrument binding on the Issuer, the Obligors or any of their respective properties or assets.

                    6.4 VAT Payments. Attached hereto as Schedule 2 is a true, correct and complete disclosure of all payments made by any Obligor to any Governmental Authorities in connection with any VAT Liability of the Issuer or any Subsidiary of the Issuer (including, without limitation, Interactive and its Subsidiaries) through the Effective Date (including a breakdown of (i) all such payments of VAT Liability relating to activities prior to July 1, 2008, (ii) all such payments of VAT liability relating to activities after July 1, 2008 and (iii) a reasonably detailed description of the Obligors’ good faith estimate of its VAT liability relating to activities prior to July 1, 2008).

                    6.5 Terminated Subsidiaries. The Board of Directors of the Issuer has determined that the preservation of each of FriendFinder Processing (India) Private Limited and FriendFinder (Switzerland) AG is no longer necessary or desirable in the conduct of the business of the Issuer and its Subsidiaries. In addition, each of Streamray Processing Philippines, Inc. and FriendFinder Processing Philippines, Inc. has expired pursuant to the terms of its organizational documents. Each of FriendFinder Processing (India) Private Limited, FriendFinder (Switzerland) AG, Streamray Processing Philippines, Inc. and FriendFinder Processing Philippines, Inc. (together, the “Terminated Subsidiaries”) has been dissolved, divested, sold or expired and had either no assets or nominal assets at the time of such dissolution, divestiture, sale or expiration.

                    6.6 FriendFinder (Switzerland) AG. Pursuant to that certain Friendfinder (Switzerland) AG Share Sale and Purchase Agreement, by and between Various, Inc. and Translex International Ltd. (“Translex”), effective date October 27, 2008, Various, Inc. sold the outstanding shares of FriendFinder (Switzerland) AG to Translex for the purchase price of CHF 1.00, payable in cash. Other than cash in FriendFinder (Switzerland) AG’s bank account not exceeding U.S. $30,000, which was paid to Various, Inc., FriendFinder (Switzerland) AG had no assets of greater than nominal value immediately prior to transfer of the shares in FriendFinder (Switzerland) AG to Translex.

          Section 7. Conditions to Effectiveness of Waiver.

                    The waivers provided in this Amendment and Waiver shall be expressly conditioned upon, and this Amendment and Waiver shall not be effective until the satisfaction, or waiver by the Required Holders, of each of the following (the first date on which all such conditions have been satisfied or waived by the Required Holders, the “Effective Date”):

                    7.1 Execution by Parties; Issuance of Notes. The execution and delivery of counterparts hereof by the Issuer, the Guarantors, and the Holders and the issuance by the Issuer of the Additional 2005 Notes and Additional 2006 Notes;

                    7.2 Other Waivers and Agreements . The prior or simultaneous execution and delivery of the Other Waivers and the INI Convertible Notes Agreement, each in form and substance satisfactory to the Holders;

                    7.3 Subsidiary Matters. The receipt by the Holders of:

                    (a) a certificate of a duly authorized officer of the Issuer attaching true and complete copies of (i) resolutions of the Board of Directors of the Issuer making the determination set forth in Section 6.5 hereof, and (ii) evidence of the dissolution, divestiture or expiration of each Terminated Subsidiary (including, in the case of any divestiture, the terms and conditions of such divestiture), and

                    (b) a copy of the letter agreement addressed to the Agent and the Holders relating to the representations, warranties and covenants of FriendFinder GmbH, duly executed and delivered by the parties thereto;

                    7.4 Availability of Working Capital Escrow. The receipt by the Holders of evidence satisfactory to the Holders that there are sufficient funds in the Working Capital Escrow Amount that will be released to the Issuer or the appropriate Subsidiary of the Issuer to reimburse the Obligors for payments for VAT Liability to Governmental Authorities already made, and to reimburse additional VAT Liability amounts through September 30, 2010, in an aggregate amount of $10,000,000;

                    7.5 Confirmation of Accountants. The receipt by the Holders of evidence satisfactory to the Holders that the Obligors have received confirmation from their independent accountants that upon effectiveness of this Amendment and Waiver and the Other Waivers, any going concern qualifications in the Obligors’ 2008 audited financial statements will be removed;

                    7.6 Officer’s Certificate. The receipt by the Agent (with a copy to the Holders) of a certificate or certificates of (i) a duly authorized officer of the Issuer attaching true and complete copies of resolutions or a written consent of the board of directors of the Issuer, Interactive Network, Inc. and the Guarantors listed on Schedule 3 hereto authorizing the execution, delivery and performance of this Amendment and Waiver and the issuance of the Additional 2005 Notes and Additional 2006 Notes, (ii) a duly authorized officer of the Issuer attaching true and complete copies of resolutions or a written consent of the requisite stockholders of the Issuer consenting to the Series A Amendment and Series B Amendment, and (iii) a duly authorized officer of each of the Obligors certifying that all deposit accounts and securities accounts are subject to control agreements in favor of the Agent, except for the Accommodation Bank Accounts;

                    7.7 Opinion of Counsel. The receipt by the Agent (with a copy to the Holders) of an opinion of counsel (which may constitute more than one opinion of counsel) in form and substance satisfactory to the Holders to the effect that this Amendment and Waiver and the Additional 2005 Notes and the Additional 2006 Notes have been duly authorized, executed and delivered by the Issuer and Interactive Network, Inc. and constitute valid and binding obligations of the Issuer and Interactive Network, Inc., enforceable in accordance with their respective terms (subject to customary exceptions);

                    7.8 Payment of Legal Expenses. The payment of the fees and disbursements required pursuant to Section 10.4 hereof; and

                    7.9 Amendment of the Security Holders Agreement. The Issuer shall use reasonable best efforts to amend the Security Holders Agreement in substantially the form attached hereto as Exhibit L (the “Amended Security Holders Agreement”); provided, however, that the Amended Security Holders Agreement shall have been executed by each of the entities required under sections (i) and (ii) of Section 6.11 of the Security Holders Agreement as well as by PET Capital Partners LLC, PET Capital Partners II LLC and NAFT Ventures I, LLC on or prior to the Third Amendment Effective Date. In addition, such signatories shall have executed an acknowledgment with respect to the Security Holders Agreement in a form satisfactory to the Holders upon or prior to the Third Amendment Effective Date.

                    7.10 Securities Purchase. The simultaneous consummation of the transactions contemplated by those certain letter agreements, each dated October 8, 2009, among Marc H. Bell, Staton Family Investments, Ltd., Florescue Family Corporation, and certain holders of equity securities of the Issuer, pertaining to the purchase and sale of such equity securities on the terms set forth therein.

          Section 8. Affirmation of Obligations.

                    Each of the Issuer and the Guarantors hereby ratifies, affirms and confirms all of the Note Documents and each and every Obligation, covenant and agreement of such Obligor thereunder in all respects, except as otherwise expressly modified or waived by this Amendment and Waiver upon the terms set forth herein. Each of the Issuer and the Guarantors further affirms that each security interest and Lien granted pursuant to any of the Note Documents is a continuing, perfected, first-priority security interest or Lien (except to the extent otherwise permitted by the Note Documents) on substantially all of the assets of the Issuer and its Subsidiaries. In addition, each of the Issuer and the Guarantors hereby represents and warrants that, as of the date hereof, no counterclaim, right of set-off, claim or defense of any kind exists or is outstanding with respect to any of the Obligations or against any of the Holders of any 2005 Notes or 2006 Notes.

          Section 9. Most Favored Nation Provision.

                    This Amendment and Waiver may be executed prior to the execution of the Other Waivers. Except with regard to the use of proceeds from a Qualified Initial Public Offering as outlined in Sections 3.16 and 3.17 hereof and except with regard to the Amendment Fee set forth in Section 4 hereof vis a vis (i) the amendment fees and/or the waiver fees provided for in Sections 2 and 3 of the waiver from the holders of the INI First Lien Notes, (ii) the amendment fees and/or the waiver fees provided for in Sections 2 and 3 of the waiver from the holders of the INI Second Lien Notes and (iii) the amendment fee provided in the amendment and waiver agreement with respect to the Subordinated Notes dated October 8, 2009, in the event that the language or provisions of the Other Waivers with respect to a provision common to, or covering the same subject matter as, the SPAs is more favorable to the holders of the INI First Lien Notes, INI Second Lien Notes or FFN Subordinated Notes than is the corresponding restated obligation to the Holders under this Amendment and Waiver, such more favorable restated obligation shall supersede and be deemed substituted for such corresponding Amendment and Waiver obligation herein for the benefit of all Holders under the SPAs.

          Section 10. Miscellaneous.

                    10.1 Headings. Section and subsection headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose or be given any substantive effect.

                    10.2 Funding Documents Ratified. Except as expressly set forth herein, this Amendment and Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Holders under the SPAs, the Security Agreements or any other Funding Documents; or be construed to alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the SPAs, the Security Agreements or any other Funding Documents, all of which are hereby confirmed and ratified in all respects and shall continue in full force and effect.

                    10.3 Scope of Consent. The consents provided by the Holders pursuant to this Amendment and Waiver are given solely in such Holders’ capacities as holders of the 2005 Notes and/or 2006 Notes. No Holder shall be deemed, by virtue of its execution of this Amendment and Waiver, to have amended or waived any agreement or right, or otherwise consented to any transaction, in such Holder’s capacity as a holder of stock, warrants or any other securities of the Issuer, or in any other capacity. All such rights are hereby reserved.

                    10.4 Expenses. The Issuer shall pay (or reimburse the Holders, if they have so paid) Irell & Manella LLP and any special and local counsel retained by or on behalf of the Holders for their reasonable fees and disbursements (appropriately documented) incurred in connection with the negotiation, execution and delivery of this Amendment and Waiver and the other documents and transactions contemplated hereby and thereby. Without limiting the foregoing, on the Effective Date, the Issuer shall pay Irell & Manella LLP and any special and local counsel retained by or on behalf of the Holders for all such reasonable fees and disbursements invoiced on or prior to the Effective Date.

                    10.5 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

                    10.6 Note Documents. From and after the Effective Date, this Amendment and Waiver shall be considered Note Documents for all purposes of the SPAs, entitled to all of the benefits and protections thereof, and all references to the Note Documents shall thereafter be construed to include this Amendment and Waiver.

                    10.7 Applicable Law. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                    10.8 Counterparts; Facsimile Signatures. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Facsimile signatures shall be considered originals for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Issuer:

FRIENDFINDER NETWORKS INC.

By:

/s/ Ezra Shashoua

Name:  Ezra Shashoua

Title:   Chief Financial Officer

[Signature Page to Third Amendment and Limited Waiver to Securities Purchase Agreements]

SENIOR GUARANTORS:

GENERAL MEDIA ART HOLDING, INC.

GENERAL MEDIA COMMUNICATIONS, INC.

GENERAL MEDIA ENTERTAINMENT, INC.

GMCI INTERNET OPERATIONS, INC.

GMI ON-LINE VENTURES, LTD.

PENTHOUSE CLUBS INTERNATIONAL  ESTABLISHMENT

PENTHOUSE IMAGES ACQUISITIONS, LTD.

WEST COAST FACILITIES INC.

PMGI HOLDINGS INC.

PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.

By:

/s/ Paul Asher

Name:  Paul Asher

Title:   Secretary

PENTHOUSE FINANCIAL SERVICES N.V.

By:  /s/ Daniel C. Staton

Name:  Daniel C. Staton

Title:  Director

PENTHOUSE DIGITAL MEDIA PRODUCTIONS INC.

VIDEO BLISS, INC.

DANNI ASHE, INC.

By:

/s/ Ezra Shashoua

Name:  Ezra Shashoua

Title:   Chief Financial Officer

SNAPSHOT PRODUCTIONS, LLC

By:

/s/ Ezra Shashoua

Name:  Ezra Shashoua

Title:   Chief Financial Officer

TAN DOOR MEDIA INC.

By:

/s/ Ezra Shashoua

Name:  Ezra Shashoua

Title:   Chief Financial Officer

[Signature Page to Third Amendment and Limited Waiver to Securities Purchase Agreements]

SUBORDINATED GUARANTORS:

INTERACTIVE NETWORK, INC.

VARIOUS, INC.

GLOBAL ALPHABET, INC.

SHARKFISH, INC.

TRAFFIC CAT, INC.

BIG ISLAND TECHNOLOGY GROUP, INC.

FASTCUPID, INC.

MEDLEY.COM INCORPORATED

PPM TECHNOLOGY GROUP, INC.

FRIENDFINDER CALIFORNIA INC.

By:

/s/ Ezra Shashoua

Name:  Ezra Shashoua

Title:   Chief Financial Officer

FRIENDFINDER PROCESSING LTD.

By:

/s/ Daniel C. Staton

Name:  Daniel C. Staton

Title:    Chief Financial Officer

FRIENDFINDER UNITED KINGDOM LTD.

By:

/s/ Paul Asher

Name:  Paul Asher

Title:   Director

STREAMRAY, INC.

By:

/s/ Daniel C. Staton

Name:  Daniel C. Staton

Title:    Chief Financial Officer

CONFIRM ID, INC.

FRNK TECHNOLOGY GROUP

TRANSBLOOM, INC.

STREAMRAY INC.

By:

/s/ Ezra Shashoua

Name:  Ezra Shashoua

Title:   Chief Financial Officer

[Signature Page to Third Amendment and Limited Waiver to Securities Purchase Agreements]

STREAMRAY PROCESSING LTD.

By:

/s/ Ezra Shashoua

Name:  Ezra Shashoua

Title:   Attorney

STREAMRAY STUDIOS INC.

By:

/s/ Ezra Shashoua

Name:  Ezra Shashoua

Title:   Chief Financial Officer

VENTNOR ENTERPRISE LIMITED

By:

/s/ Paul Asher

Name:  Paul Asher

Title:   Director

WIGHT ENTERPRISE LIMITED

By:

/s/ Paul Asher

Name:  Paul Asher

Title:   Director

[Signature Page to Third Amendment and Limited Waiver to Securities Purchase Agreements]

HOLDERS:

DBST DIRESSED OPPORTUNITIES MASTER PORTFOLIO, LTD

MW POST PORTFOLIO FUND, LTD.

ROYAL MAIL PENSION PLAN

By:  Beach Point Capital Management LP,

As Authorized Agent

By:

/s/ Carl Goldsmith

Name:

Carl Goldsmith

Title:

Managing Partner

THE OPPORTUNITY FUND, LLC

By:  Beach Point Capital Management LP,

Its Investment Manager

By:

/s/ Carl Goldsmith

Name:

Carl Goldsmith

Title:

Managing Partner

POST DISTRESSED MASTER FUND, L.P.

POST TOTAL RETURN MASTER FUND, L.P.

POST STRATEGIC MASTER FUND, L.P.

By:  Beach Point Capital Management LP,

Its Investment Manager

By:

/s/ Carl Goldsmith

Name:

Carl Goldsmith

Title:

Managing Partner

[Signature Page to Third Amendment and Limited Waiver to Securities Purchase Agreements]

MARC H. BELL

/s/ Marc H. Bell

STATON FAMILY INVESTMENTS, LTD.

/s/ Daniel C. Staton

[Signature Page to Third Amendment and Limited Waiver to Securities Purchase Agreements]

CANYON VALUE REALIZATION FUND, L.P.

FINVEST CAPITAL LTD.

CANYON BALANCED EQUITY MASTER FUND, LTD.

MACVEST 1, LTD.

CANPARTNERS INVESTMENTS IV, LLC

INSTITUTIONAL BENCHMARKS SERIES

(MASTER FEEDER) LIMITED IN RESPECT

 OF CENTAUR SERIES

(each, only as to the 2005 SPA and related agreements)

By:

Canyon Capital Advisors LLC,

on behalf of its participating funds

and managed accounts

By:

/s/ Mitchell R. Julis

Name:  Mitchell R. Julis

Title:   Authorized Signatory

[Signature Page to Third Amendment and Limited Waiver to Securities Purchase Agreements]

AGENT:

U. S. BANK NATIONAL ASSOCIATION,

As Administrative Agent and Collateral Agent

By:

/s/ Kathy L. Mitchell

Name:  Kathy L. Mitchell

Title:   Vice President

[Signature Page to Third Amendment and Limited Waiver to Securities Purchase Agreements]